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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                                    AGREEMENT

         AGREEMENT, dated as of September 1, 2001, by and between PAXAR CORPORATION (the "Company"), and VICTOR HERSHAFT ("Executive").

1.       PURPOSE.

The Company acknowledges and recognizes the value of Executive's services, which services are of special, unique and extraordinary character. The Company desires to continue to employ Executive and retain his abilities and services as an employee through December 31, 2001 and, for two years thereafter, to continue to obtain his advice as a consultant to the Company. In recognition of his long and faithful service to the Company, the Company also desires to provide Executive and his spouse with the retirement benefits specified in this Agreement.

2.       1989 EMPLOYMENT AGREEMENT SUPERSEDED.

(a) TERMINATION OF 1989 AGREEMENT. Executive and the Company originally entered into an Employment Agreement dated as of February 13, 1989, and amended as of October 1, 1998, and extended from time to time thereafter (as amended and extended, the "1989 AGREEMENT"). The parties have agreed that the terms and conditions set forth in this Agreement shall supersede any and all provisions of the 1989 Agreement and any other existing oral or written agreements, representations, or warranties, between Executive and the Company, and that such agreements shall be null and void and of no further force and effect, except as otherwise specifically provided in this Agreement.

(b) SATISFACTION OF PRIOR OBLIGATIONS. Notwithstanding the termination of the 1989 Agreement, as of the date hereof (the "EFFECTIVE DATE"), the Company shall be required to pay Executive in accordance with the terms of 1989 Agreement (i) any accrued but unpaid base salary under the 1989 Agreement for services rendered before the Effective Date, (ii) the amount of any compensation earned and deferred under the 1989 Agreement by Executive before the Effective Date, if any, and (iii) any expenses required to be reimbursed under the 1989 Agreement that have accrued, but are unpaid as of the Effective Date.

3.       EMPLOYMENT.

The Company hereby agrees to continue to employ Executive as an employee and a consultant, and Executive hereby agrees to continue to be employed by the Company as an employee and a consultant, upon the terms, and subject to the conditions, set forth in this Agreement.


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4.       PERIOD OF EMPLOYMENT AND CONSULTANCY.

(a) EMPLOYMENT PERIOD. The parties agree that Executive's last day of employment with the Company as an employee will be December 31, 2001, unless his employment is terminated earlier in accordance with Section 9 below. As used in this Agreement, the term "EMPLOYMENT PERIOD" refers to Executive's period of employment as an employee from the Effective Date until his last day of such employment.

(b) CONSULTING PERIOD. Provided that this Agreement shall not have been terminated in accordance with Section 9 below, the period for which Executive shall act as a consultant hereunder shall commence on January 1, 2002, and shall end on December 31, 2003. As used in this Agreement, the phrase "CONSULTING PERIOD" refers to Executive's period of employment as a consultant hereunder from January 1, 2002, until his last day of employment as a consultant.

5.       MEMBERSHIP ON BOARD OF DIRECTORS.

Executive shall continue to serve as a director of the Company until expiration of his current term and until his successor is duly elected and qualified. Thereafter, the Company shall have no obligation to include Executive in the management slate for election as a director or to recommend his election at any meeting of stockholders. Executive may resign as a director of the Company at any time upon written notice to the company without liability or otherwise affecting the Company's obligations under this Agreement. In the event of Executive's resignation as a director, the Company (and not the Executive) shall make the public announcement of such resignation, which announcement shall be subject to Executive's prior review and approval, which approval shall not be unreasonably withheld.

6.       POSITIONS; DUTIES AND RESPONSIBILITIES.

(a) DIRECTOR. As a member of the Company's Board of Directors (the "BOARD"), Executive shall have the same duties and responsibilities as other members of the Board.

(b)      EMPLOYEE.  As an employee of the Company, during the Employment Period:

         (i) Executive shall continue to serve as an officer of the Company in the same capacity and with the same titles as that in which he served on the Effective Date, and as such officer, Executive shall have the same duties and responsibilities as he had on the Effective Date and such other duties and responsibilities as he and the Company's Chief Executive Officer may from time to time agree upon.

          (ii) Executive shall serve the Company faithfully, to devote such business time, attention and energies as is necessary or appropriate to the performance of his duties, and to perform the duties under this Agreement to the best of his abilities.


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         (iii)    Executive shall (i) comply with all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory, and administrative bodies; (ii) comply with the Company's rules, procedures, policies, requirements, and directions; and (iii) not engage in any other business or employment without the written consent of the Company, except as otherwise specifically provided herein.

(c)      CONSULTANT. As a consultant of the Company, during the Consulting
         Period:

         (i) Executive shall perform such consulting services as may be requested from time to time by the Company's Board or its Chief Executive Officer, consistent with Executive's previous experience and qualifications as a senior executive officer and employee of the Company.

         (ii) Executive shall perform such consulting services at such time or times during normal business hours and at such locations as Executive and the Company shall mutually agree, provided that Executive shall not be required to devote more than ten (10) hours in any week to the performance of such consulting services, it being understood that if Executive performs such services for fewer than ten (10) hours in any week, the difference shall not be carried over to a subsequent week.

7.       COMPENSATION AND BENEFITS.

Executive shall receive the following compensation and benefits during the Employment Period and the Consulting Period (together the "TERM").

(a) BASE SALARY. During the Employment Period, the Company shall pay Executive a base salary at the annual rate in effect immediately prior to the Effective Date of this Agreement ("Base Salary") in accordance with the compensation policy applicable to the Company's senior executive officers. Base Salary shall be paid during the Employment Period in accordance with the Company's standard payroll practice for senior executive officers. During the Consulting Period, the Company shall continue to pay Executive the Base Salary in arrears in equal monthly installments on the last business day of each month.

(b) ANNUAL INCENTIVE COMPENSATION. For the Company's fiscal year ending December 31, 2001, Executive shall be eligible to receive incentive compensation under the incentive compensation plan in effect and applicable to Executive on the Effective Date.

(c) STOCK OPTIONS. All outstanding unexercised stock options granted to Executive under the Company's stock option plans (A) shall become fully vested and exercisable as of December 31, 2001, and (B) shall continue to be exercisable by Executive until the option expiration date (determined without regard to Executive's employment termination).


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(d)      BENEFIT PLANS, FRINGE BENEFITS AND VACATIONS. During the Employment
         Period, Executive shall be eligible to participate in or receive benefits under any pension plan, 401(k) savings plan, nonqualified deferred compensation plan, supplemental executive retirement plan, medical and dental benefits plan, life insurance plan, short-term and long-term disability plans, supplemental and/or incentive compensation plans, or any other employee benefit or fringe benefit plan, generally made available by the Company to senior executive officers in accordance with the eligibility requirements of such plans and subject to the terms and conditions set forth in this Agreement. During the Consulting Period, Executive shall be eligible to participate in the Company's medical and dental benefits plan and life and disability insurance plan on the same basis as the Company's senior executive officers.

(e) COMPANY-PROVIDED AUTOMOBILE. Until the earlier of the expiration of the Term or the expiration of the lease of the automobile that Executive is using on the Effective Date, the Company shall continue to provide Executive with the full-time use of such automobile and payment of related expenses at the same style and level as provided to Executive immediately prior to the Effective Date.

(f) EXPENSE REIMBURSEMENT. During the Term, the Company shall promptly reimburse Executive for the ordinary and necessary business expenses incurred by Executive in the performance of his duties under this Agreement in accordance with the Company's customary practices applicable to senior executive officers.

8.       SUPPLEMENTAL RETIREMENT BENEFIT.

The Company shall pay Executive a supplemental retirement benefit as follows:

(a) CALCULATION OF BENEFIT. The supplemental retirement benefit will be an amount equal to 60% of Executive's Final Average Compensation. For purposes of this Agreement, Executive's "FINAL AVERAGE COMPENSATION" shall be equal to the average of Executive's Total Compensation for the three (3) calendar years during the period from and including 1996 to and including 2001 (or any part of 2001) in which Executive earned the highest Total Compensation. "Total Compensation" means the total Base Salary and incentive compensation earned by Executive for a calendar year, including compensation earned in one calendar year and paid or payable in a subsequent calendar year.

(b) PAYMENT OF BENEFIT TO EXECUTIVE. The Company shall pay the supplemental retirement benefit to Executive until his death in equal monthly installments commencing on the first day of the first calendar month after Executive's 65th birthday. Executive may elect by written notice to the Company to commence the supplemental retirement benefit prior to his 65th birthday, but no earlier than his 60th birthday, subject to a 3% per year reduction in the percentage of his Final Average Compensation that he is entitled to receive (e.g., if Executive elects to commence receipt of the supplemental benefit


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         immediately after his 64th birthday, his supplemental retirement benefit would be equal to 57% of his Final Average Compensation).

(c) SPOUSE'S BENEFIT IF PAYMENTS HAVE COMMENCED. In the event of Executive's death after commencement of payments of such supplemental retirement benefit to Executive, the Company shall pay to his surviving spouse until her death or such earlier date as determined in accordance with Section 23(f) below an amount equal to 50% of the supplemental retirement benefit determined under Section 8(a) above in equal monthly installments. Such payments will continue without interruption at the adjusted rate following Executive's date of death.

(d) SPOUSE'S BENEFIT IF PAYMENTS HAVE NOT COMMENCED. In the event of Executive's death before commencement of payments of the supplemental retirement benefit, commencing on the first day of the first calendar month after Executive would have attained age 65, the Company shall pay Executive's surviving spouse, until her death or such earlier date as determined in accordance with Section 23(f) below, in equal monthly installments an amount equal to 50% of the supplemental retirement benefit that would have been payable to Executive. Executive's surviving spouse may elect by written notice to the Company to commence the supplemental retirement benefit prior to the date on which Executive would have attained age 65, but not earlier than the date on which Executive would have attained age 60, subject to a 3% per year reduction in percentage of Executive's Final Average Compensation that she is entitled to receive (e.g., if Executive's surviving spouse elects to commence payment of the supplemental retirement benefit immediately after Executive would have attained age 64, the supplemental retirement benefit would be equal to 27% of Executive's Final Average Compensation).

(e) BENEFIT IMMEDIATELY VESTED. The Company shall be required to pay the supplemental retirement benefit to Executive and his surviving spouse in accordance with this Section 8, regardless of the reason for termination of Executive's employment under this Agreement, including a termination by the Company for Cause under Section 9(c).

9.       TERMINATION OF AGREEMENT.

Executive's employment under this Agreement as an employee or consultant may be terminated prior to December 31, 2003 (the "EXPIRATION DATE") under any of the circumstances set forth in this Section 9.

(a) DEATH. Executive's employment as an employee or consultant shall terminate upon Executive's death.

(b) TOTAL DISABILITY. The Company may terminate Executive's employment as an employee or consultant upon his becoming "Totally Disabled." For purposes of this Agreement, Executive shall be "Totally Disabled" if Executive is physically or mentally incapacitated so as to render Executive incapable of performing his usual and customary duties under this Agreement without reasonable accommodation. Executive's receipt of disability


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         benefits under the Company's long-term disability benefits plan (the
         "LTD Plan") or receipt of Social Security disability benefits shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of Executive's receipt of such long-term disability benefits or Social Security benefits, the Company's Board of Directors (the "Board") may, in its reasonable discretion (but based upon appropriate medical evidence), determine that Executive is Totally Disabled.

(c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Executive's employment as an employee or consultant for "Cause". Such termination shall be effective as of the date specified in the written notice of termination provided to Executive.

         (i) For purposes of this Agreement, the term "Cause" shall mean any of the following: (A) conviction (including conviction on a nolo contendere plea) of (I) a crime involving the commission by Executive of a felony or (II) a criminal act intended to result directly or indirectly in substantial gain or personal enrichment to Executive at the expense of the Company, but excluding any such conviction that results solely from Executive's title or position with the Company and is not based on his personal conduct; or (B) willful misconduct or gross negligence in connection with the business of the Company or an affiliate occurring after the Effective Date of this Agreement that results in material damage to the Company or the affiliate or to their respective businesses, whether monetary or otherwise; or (C) persistent failure to observe or perform Executive's duties and responsibilities or to comply with Company policies as set forth in Section 6 hereof after written notice thereof by the Company and, if capable of cure, failure to cure the same within thirty (30) days after such notice; or (D) breach of any of the covenants set forth in
                  Section 12 or 13 of this Agreement.

         (ii) Executive's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based was done or omitted to be done as a result of bad judgment or negligence on Executive's part.

(d) TERMINATION BY EXECUTIVE. Executive may terminate his employment under this Agreement at any time before the Expiration Date for any reason after providing thirty (30) days' prior written notice to the Company.

(e) NOTICE OF TERMINATION. Any termination by the Company or by Executive under this Agreement shall be communicated by notice of termination to the other party hereto. For purposes of this Agreement, a Notice of Termination shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon to terminate Executive's employment and, if applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.


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10.      COMPENSATION AND BENEFITS PAYABLE FOLLOWING TERMINATION PRIOR TO THE
         EXPIRATION DATE.

In the event that Executive's employment is terminated prior to the Expiration Date, Executive (or his surviving spouse, beneficiary or estate, as the case may be) shall receive the following compensation and benefits:

(a) DEATH OR TOTAL DISABILITY. In the event that Executive's employment is terminated by reason of his death as provided in Section 9(a) above or his Total Disability as provided in Section 9(b) above:

         (i) STOCK OPTIONS. All outstanding unexercised stock options granted to Executive under the Company's stock option plans
                  (A) shall become fully vested and exercisable as of his employment termination date and (B) shall continue to be exercisable until the option expiration date (determined without regard to Executive's employment termination).

         (i) SUPPLEMENTAL RETIREMENT BENEFIT. The Company shall provide Executive with the supplemental retirement benefit set forth in Section 8 above and shall have no further obligations under
                  Section 7 hereof.

(b) TERMINATION BY COMPANY FOR CAUSE OR BY EXECUTIVE. In the event that Executive's employment as an employee or consultant is terminated by the Company for Cause pursuant to Section 9(c) above or by Executive pursuant to Section 9(d) above, the Company shall provide Executive with the supplemental retirement benefit set forth in Section 8 above and shall have no further obligations under Section 7 hereof.

(c) TERMINATION FOR ANY OTHER REASON. If the Company terminates Executive's employment under this Agreement, whether as an employee or as a consultant, for a reason not set forth in Section 9, or if Executive terminates his employment, whether as an employee or as a consultant, as a result of a material breach of this Agreement by the Company, then notwithstanding such termination of employment, the Company shall continue to make the payments and provide the benefits set forth in
         Section 7 until the earliest of (i) the Expiration Date, (ii) the date of Executive's death, or (iii) the date of Executive's Total Disability, and the Company shall provide Executive with the supplemental retirement benefit set forth in Section 8 above.

 (d) ANNUAL INCENTIVE COMPENSATION. In the event that Executive's employment is terminated for any reason prior to December 31, 2001, the Company shall pay Executive (or his personal representative) an amount equal to the pro rata portion (based on the number of days of employment prior to the termination date) of the annual incentive compensation that would have been payable to Executive if he had continued in employment through the end of the calendar year. Such amount will be paid at the same time and in the same manner as the annual incentive compensation for such year is paid to other senior executive officers.


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(e)      EARNED BUT UNPAID COMPENSATION. Upon termination of Executive's employment under Section 9 hereof, the Company shall pay Executive (or his personal representative) any accrued but unpaid Base Salary for services rendered to the date of termination, the amount of any compensation previously earned and deferred by Executive, any earned but unpaid incentive compensation for any calendar year ended prior to the year in which is employment terminates, any accrued but unpaid expenses required to be reimbursed under this Agreement, and any vacation accrued to the date of the termination. The Company shall pay all of the foregoing amounts, except for earned but unpaid incentive compensation, within 30 days after the date of termination; earned but unpaid incentive compensation for any calendar year ended prior to the year in which Executive's employment terminates shall be paid at the same time as the Company pays incentive compensation to its other senior executives.

(f) OTHER COMPENSATION AND BENEFITS. Except as may otherwise be provided under this Agreement,

         (i) any benefits to which Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 7(d) above shall be determined and paid in accordance with the terms of such plans, policies and arrangements; and

         (iii) Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.

11.      ESTABLISHMENT OF TRUST FOLLOWING CHANGE OF CONTROL.

         If Executive notifies the Company within thirty (30) days after a Change of Control (as defined in Appendix A hereto) occurs that this
         Section 11 is to become effective, the Company shall, as soon as possible, but in no event later than five (5) business days after receipt of such notice, take the following actions:

          (i) The Company shall establish an irrevocable trust for the purpose of providing funds for the payment of the supplemental retirement benefits payable pursuant to Section 8 of this Agreement. Such trust shall be a grantor trust containing provisions which are the same as, or are similar to, the provisions contained in the model "rabbi trust" set forth in IRS Revenue Procedure 92-64. The Company shall pay all costs relating to the establishment and maintenance of the trust and the investment of funds held in such trust.

         (ii) The Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay Executive (and his surviving spouse) the supplemental retirement benefit pursuant to Section 8 above


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         The Company acknowledges that regardless of the establishment of such trust, the Company shall continue to be liable for payment of the supplemental retirement benefits payable pursuant to Section 8 of this Agreement in the event that the funds held in such trust are insufficient to make all payments of such supplemental retirement benefit provided for in Section 8.

12.      RESTRICTIVE COVENANTS.

(a) RESTRICTIONS. Executive covenants that, except in furtherance of his duties hereunder and as approved by the Board or Chief Executive
         Officer:

         (i) COMPETITIVE ACTIVITY. During the Restricted Period (as hereinafter defined), Executive shall not directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, serve (in any capacity whatsoever, including, without limitation, as an employee, consultant, advisor, agent, independent contractor, officer or director) or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any business, firm, corporation, partnership, trust or other business or governmental entity (collectively, together with any individual, a "PERSON") that engages in, or assists others in engaging in or conducting, any business that deals, directly or indirectly, in products or services similar to or competitive with the Company's product line or services anywhere in the world that the Company does business as of Executive's last day of employment; provided, however, that the restrictions set -------- forth above shall not be deemed to exclude the Executive from acting as director of a corporation for the benefit of the Company with the consent of the Board; and provided, -------- further, that the restrictions set forth above shall not be deemed to prohibit Executive from owning or acquiring securities issued by any corporation whose securities are listed on a national securities exchange or are quoted on Nasdaq or the OTC Bulletin Board, provided that -------- the Executive at no time owns, directly or indirectly, beneficially or otherwise, one (1%) percent or more of any class of any such corporation's outstanding capital stock.

         (ii) NON-SOLICITATION OF CUSTOMERS. During the Restricted Period, Executive shall not knowingly provide or solicit to provide to any Person any goods or services that are competitive with those provided by the Company or that would be competitive with the goods or services that the Company has planned to provide. The term "CUSTOMER" shall mean any Person to whom the Company has provided goods and services during the last five
                  (5) years of Executive's employment by the Company.

         (iii) NON-SOLICITATION OF COMPANY PERSONNEL. During the Restricted Period, Executive will not solicit for employment, or attempt to solicit, directly or by assisting others, any employee of Company with whom Executive had contact during Executive's employment with the Company. For the purposes of this


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                  paragraph, "contact" means any interaction whatsoever between
                  Executive and the other employee.

         (iv) PROTECTED INFORMATION. Executive shall not divulge to others, nor shall he use at any time during the Restricted Period or thereafter, any confidential or trade secret information obtained by him during the course of his employment with the Company, including information relating to sales, salesmen, sales volume or strategy, customers, formulas, processes, methods, machines, manufactures, compositions, ideas, improvements or inventions belonging to or relating to the business of the Company, or its subsidiary or affiliated companies.

         (v) NON-DISPARAGEMENT. Executive covenants and agrees that during the Restricted Period or at any time thereafter, Executive shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame the Company or any of its employees, members of its board of directors or agents, nor shall Executive assist any other person, firm or company in so doing.

(b) DEFINITION OF "RESTRICTED PERIOD." For purposes of this Agreement, the term "RESTRICTED PERIOD" shall mean the Term and the period of five (5) years after the end of the Term.

(c) COMPANY'S COVENANT. The Company covenants and agrees that during the Restricted Period or at any time thereafter, the Company shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame Executive, nor shall the Company assist any other person, firm or company in so doing.

(d) ENFORCEMENT OF COVENANTS. Executive and the Company acknowledge that his or its breach of any of the restrictive covenants contained in this
         Section 12 may cause irreparable damage to the Company or the Executive, as applicable, for which remedies at law would be inadequate. Accordingly, if Executive or the Company breaches or threatens to breach any of the provisions of this Section 12, the Company or the Company, as the case may be, shall be entitled to appropriate injunctive relief, including, without limitation, preliminary and permanent injunctions, in any court of competent jurisdiction, restraining Executive or the Company, as the case may be, from taking any action prohibited hereby. This remedy shall be in addition to all other remedies available to the Company or Executive at law or in equity. If any portion of this Section 12 is adjudicated to be invalid or unenforceable, this Section 12 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 12 in the jurisdiction in which such adjudication is made.

13.      PROPRIETARY PROPERTY.


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(a)      OWNERSHIP OF PROPRIETARY PROPERTY. Executive agrees that any and all inventions, discoveries, investigations, know-how, trade secrets and developments or improvements in technology (collectively "Inventions") as well as any and all Proprietary Information (as defined in Section 13(b)) created, developed, conceived of or discovered during the Employment Period (i) by Executive (solely or jointly with others) either (A) in the course of his employment or engagement, on the Company's time or with the Company's materials or facilities, or (B) relating to any subject matter with which his work for the Company is or may be concerned or to any business in which the Company or any of its subsidiaries or affiliated companies is involved, regardless of how or when he shall have created, developed, conceived, or discovered such Inventions or Proprietary Information (collectively, "PROPRIETARY PROPERTY"), or (ii) by or for the Company, or (iii) by any independent Person and thereafter acquired by the Company, and which are within the Executive's knowledge or possession in the case of (i) above or that come into the Executive's knowledge or possession during the Restricted Period in the case of (ii) or (iii) above, shall be, if created, developed, conceived of or discovered by the Executive, promptly disclosed to the Company, or shall be, if otherwise developed or acquired by the Company, received by Executive as an employee, consultant or retiree of the Company and not in any way for his own benefit. Executive shall neither have nor obtain any right, title or interest in or to such Proprietary Property unless and until the Company shall expressly and in writing waive the rights that it has therein and thereto under the provisions of this Section. With respect to any and all Proprietary Property that is invented, created, written, developed, furnished or produced by Executive, or suggested by Executive to the Company, during the Term, Executive does hereby agree that all such Proprietary Property shall be the exclusive property of the Company, and that the Executive shall neither have nor retain any right, title or interest, of any kind therein and thereto or in and to any results or proceeds therefrom. At any time, whether during or after the Term, the Executive will, upon the request and at the expense of the Company, (A) obtain patents or copyrights on, or (B) permit the Company to patent or copyright, any such Proprietary Property, whichever (A) or (B) is appropriate, and/or (C) execute, acknowledge and deliver any and all assignments, instruments of transfer, or other documents, that the Company deems necessary or appropriate to transfer to and vest in the Company all right, title and interest in and to such Proprietary Property and to evidence the Company's ownership of such Proprietary Property, including, without limitation, taking all steps necessary to enable the Company to publish or protect said Proprietary Property by patents or otherwise in any and all countries and to render all such assistance as the Company may require in any patent office proceeding or litigation involving said Proprietary Property. Executive shall not, without limitation as to time or place, use any Proprietary Property except on Company business, during or after the Employment Period, nor disclose the same to any other Person or individual except for disclosure on Company business or as may be required by law.

(b) DEFINITION OF PROPRIETARY INFORMATION. As used in this Agreement, "Proprietary Information" means any information about the affairs of the Company or any of its subsidiaries or affiliates, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, client lists, business plans, operational methods, pricing


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         policies, marketing plans, sales plans, identity of suppliers, trading positions, sales, profits or other financial information, which is confidential to the Company or any of its subsidiaries or affiliates or is not generally known in the relevant trade, regardless of whether Executive developed such information.

(c) DISCLOSURE OF PROPRIETARY PROPERTY. During the Term and thereafter, the Executive will not, directly or indirectly, lecture upon, publish articles concerning, use, disseminate, disclose, sell or offer for sale any Proprietary Property without the Company's prior written permission.

14.      INDEMNIFICATION.

(a) INDEMNIFICATION AND PROCEDURES. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including services with respect to employee benefits plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board or, if greater, by the laws of the Company's state of incorporation against all cost, expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b) NO PRESUMPTION. Neither the failure of the Company (including its Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under paragraph (a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or shareholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.


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
(c) D&O LIABILITY INSURANCE. The Company shall continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other current and former senior executive officers and directors.

15.      WITHHOLDING OF TAXES.

The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

16.      ARBITRATION OF DISPUTES.

Except as provided in Section 13 above, any dispute, controversy or claim arising out of or pursuant to this Agreement or the breach hereof shall be settled by arbitration in the City of New York, State of New York. Such arbitration shall be effected by arbitrators selected as hereinafter provided and shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes, existing at the date thereof, of the American Arbitration Association. The dispute, controversy or claim shall be submitted to three arbitrators, one arbitrator to be selected by the Company, one arbitrator to be selected by the Executive and the third arbitrator to be selected by the two so selected by the Company and the Executive, or if they cannot agree on a third, by the American Arbitration Association. In the event that either the Company or the Executive within one (1) month after notification of any demand for arbitration hereunder, shall not have selected its arbitrator and given notice thereof to the other party in accordance with the terms of Section 22 of this Agreement, the arbitrator for such party shall be selected by the American Arbitration Association. Meetings of the arbitrators shall be held in New York, New York, or at such other place or places as may be agreed upon by the parties and the arbitrators. The results of final determination of any such arbitration proceedings shall be binding on the parties hereto and a judgment may be entered in any court having jurisdiction.

17.      PAYMENT OF FEES, EXPENSES AND INTEREST.

If any arbitration is conducted under Section 16 hereof, the arbitrator(s) shall have the right, in his (their) discretion, to award to the prevailing party all fees and expenses (including legal, consultants' and other professional fees and expenses) incurred by the prevailing party in connection with such arbitration. In addition, if Executive is the prevailing party, the Company shall pay Executive interest on any delayed payment under this Agreement at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code (or any successor to such section).

18.      NO CLAIM AGAINST ASSETS.

Nothing in this Agreement shall be construed as giving Executive any claim against any specific assets of the Company or as imposing any trustee relationship upon the Company in respect of Executive. Except as provided in
Section 11 above, the Company shall not be required to establish a special or separate fund or to segregate any of its assets in order to provide for the


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
satisfaction of its obligations under this Agreement. Executive's rights under this Agreement shall be limited to those of an unsecured general creditor of the Company and its affiliates.

19.      SUCCESSORS AND ASSIGNMENT.

Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. The rights and benefits of Executive under this Agreement are personal to him, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Section 19 shall preclude Executive from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

20.       ENTIRE AGREEMENT; AMENDMENT.

This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and the Company or any of its subsidiaries or affiliated entities relating to the terms of Executive's employment. It may not be amended except by a written agreement signed by both parties.

21.      GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions.

22.      NOTICES.

Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those persons listed below at their following respective addresses or at such other address as each may specify by notice to the others:

To the Company:

         Paxar Corporation
         105 Corporate Park Drive
         White Plains, New York 10604
         Attention: General Counsel

To Executive:

         Victor Hershaft
         One Hunting Trail
         Armonk, NY  10504


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
23.      MISCELLANEOUS.

(a) NO SET-OFF, ETC. The Company's obligation to make the payments provided for in this Agreement and otherwise perform its obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that the Company may have against Executive.

(b) WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(c) SEVERABILITY. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(d) HEADINGS. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(e) RULES OF CONSTRUCTION. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

(f) TERM OF PAYMENTS TO AND BENEFITS FOR SURVIVING SPOUSE. If Yvette Hershaft, Executive's spouse on the date of this Agreement, is Executive's surviving spouse at the time of his death, then she shall be entitled to receive the payments to and benefits provided for a surviving spouse under Section 8 of this Agreement for the periods specified therein. However, if Yvette Hershaft is not Executive's surviving spouse at the time of his death, for purposes of Section 8 of this Agreement, Executive's surviving spouse, if any, shall be entitled to receive the amounts payable to and benefits provided for a surviving spouse under this Agreement until the earlier of (i) the date of such surviving spouse's death or (ii) the last date on which Yvette Hershaft would have been entitled to receive such payment or benefit, the date of death of such surviving spouse being deemed to be the last day of Yvette Hershaft's life expectancy used by the Company for purposes of preparing the Company's financial statements to determine the accrual of the Company's expenses resulting from such payments and benefits.

(g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

                             SIGNATURE PAGE FOLLOWS


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
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth below.

PAXAR CORPORATION                                       EXECUTIVE



/s/ Leo Benatar                                         /s/ Victor Hershaft
---------------                                         -------------------
Leo Benatar                                             Victor Hershaft
Director
On Behalf of the Board of Directors

Date:  October 31, 2001                                 Date:  October 30, 2001
       ----------------                                        ----------------


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
                                   APPENDIX A

                         DEFINITION OF CHANGE OF CONTROL

For purposes of Section 11 of this Agreement, "CHANGE OF CONTROL" means:

(a) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this clause (A), the following acquisitions of stock shall not result in a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2), and (3) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors; or

(c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (any such corporation being referred to


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
         herein as a "RESULTING CORPORATION"), in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, immediately prior to such Business Combination, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or a Resulting Corporation) beneficially owns, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.



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